(FRONT)

THE SOMERSET GROUP, INC.           This proxy is solicited on behalf of the
2800 Firstr Indiana Plaza          Board of Directors of the Corporation.
Indianapolis, Indiana 46204

                                   The undersigned hereby appoints Joseph
                                   M. Richter and Sharon J. Sanford, and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote as designated below all shares of The Somerset Group, Inc. (the "Corporation") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on April 26, 2000 at 9:00 a.m., EST, and at any adjournment thereof.


1. Election of Directors

        __  For all nominees listed below      __ Withhold Authority
            (except as marked to the              to vote for all nominees
             contrary below)

                       Nominees for a term of three years:

        Douglas W. Huemme,  Malcolm Archhibald Leslie and Kevin McKinney

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


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2.  In their discretion, the Proxies are authorized to vote such other business as may properly come before the meeting.



                  (continued and to be signed on other side.)



                                        (BACK)



This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1.

The undersigned acknowledges receipt from The Somerset Group, Inc. prior to the execution of this proxy, of notice of the meeting, a proxy statement, and an Annual Report to Shareholders.

Please sign exactly as name appears below. When shares are held as joint tenants, both should sign. When signing as attorney, executor, admionistrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



Signature  ____________________________     _________________________________
                                           (Signature if held jointly)

                                          Dated: ______________ , 2000


PLease mark, sign, date and return the proxy card promptly using the enclosed envelope.



REVOCABLE PROXY